As filed with the Securities and Exchange Commission on February 9, 2010
Registration No. 333-75162

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ODYSSEY RE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	52-2301683
(State or other jurisdiction of organization)	(IRS Employer Identification Number)

300 First Stamford Place
Stamford, CT 06902
(Address of Principal Executive Offices including Zip Code)
ODYSSEY RE HOLDINGS CORP. RESTRICTED SHARE PLAN
ODYSSEY RE HOLDINGS CORP. STOCK OPTION PLAN
(Full title of the Plans)

Peter H. Lovell, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Odyssey Re Holdings Corp.
300 First Stamford Place
Stamford, CT 06902
(203) 977-8000
(Name, address and telephone number of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
     On December 14, 2001, Odyssey Re Holdings Corp., a Delaware corporation (the “Registrant”), filed with the Securities and Exchange Commission a registration statement on Form S-8, Registration No. 333-75162 (the “Registration Statement”), registering 500,000 shares of the Registrant’s common stock (the “Shares”), issuable pursuant to the Odyssey Re Holdings Corp. Restricted Share Plan and the Odyssey Re Holdings Corp. Stock Option Plan. This Post-Effective Amendment No. 1 is being filed to remove from registration the Shares that remain unsold as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on February 9, 2010.

ODYSSEY RE HOLDINGS CORP.

By:	/s/ Andrew A. Barnard

Name:	Andrew A. Barnard
Title:	President and Chief Executive Officer

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew A. Barnard Andrew A. Barnard	President, Chief Executive Officer and Director (Principal Executive Officer)	February 9, 2010

/s/ R. Scott Donovan R. Scott Donovan	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 9, 2010

* V. Prem Watsa	Director	February 9, 2010

* James F. Dowd	Director	February 9, 2010

* Anthony F. Griffiths	Director	February 9, 2010

Alan D. Horn	Director

Brandon W. Sweitzer	Director

*By:	/s/ Andrew A. Barnard

Andrew A. Barnard
Attorney-in-fact